News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

EXHIBIT 99                                                                                                                                                                                                                                                                                                                                                FOR IMMEDIATE RELEASE

P&G DECLARES STOCK DIVIDEND

CINCINNATI, July 8, 2008 – The Board of Directors of The Procter & Gamble Company (NYSE:PG) declared a quarterly dividend of forty cents ($0.40) per share on the Common Stock and on the Series A and Series B ESOP Convertible Class A Preferred Stock of the company, payable on or after August 15, 2008 to shareholders of record at the close of business on July 18, 2008.

The company has been paying dividends without interruption since incorporation in 1890.

About Procter & Gamble
Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Folgers®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, and Braun®. The P&G community consists of 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox - 513.983.3465

P&G Investor Relations Contact:
Mark Erceg - 513.983.2414
John Chevalier - 513.983.9974